LINCOLN TELECOMMUNICATIONS COMPANY

                                    BY - LAWS

                  (As amended through May 1, 1993)

                                      - - -


                                     OFFICES

        1. The principal office shall be at 1440 M Street, in the City of Lincoln, County of Lancaster, State of Nebraska. The registered office shall be at the same address in said City of Lincoln.

        2. The corporation may also establish offices at such other places as the Board of Directors may from time to time designate or the business of the corporation may require.

                                      SEAL

        3. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Nebraska." Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

                             STOCKHOLDERS' MEETINGS

        4. All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation in Lincoln, Nebraska or other location fixed by the Board of Directors and stated in the notice of the meeting. Special meetings of stockholders for any purpose may be held at the principal office of the corporation in Lincoln, Nebraska or other location fixed by the Board of Directors at a date, place and time stated in the notice of the meeting.

        5.   An annual meeting of stockholders shall be held on the fourth
   (4th) Wednesday of April following the end of each calendar year at a time set by the Board of Directors, except that the Board of Directors may set an earlier date or later date in such subsequent calendar year for the annual meeting, or postpone the annual meeting at any time prior to the originally scheduled or postponed annual meeting date, subject to applicable law, with any such earlier, later or postponed date disclosed promptly by means of a public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service. At each annual meeting, the stockholders shall elect, by ballot, successors to the class of directors whose term expires at that annual meeting and any additional director of any class nominated to fill a vacancy resulting from an increase in such class determined by the Board of Directors in an aggregate number fixed by the board pursuant to By-law
   (13)(a), and transact such other business as may properly be brought before the annual meeting.

        To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record where the stockholder has complied with the requirements of this By-Law 5. To bring business before an annual meeting, a stockholder must have given written notice thereof, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the corporation not less than ninety (90) days in advance of such meeting; provided that if the annual meeting of stockholders is held earlier than said fourth (4th) Wednesday of April, such notice must be given within ten (10) days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the annual meeting.

        Any such notice shall set forth the following as to each matter a stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, if such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment; (B) the class and number of shares of the corporation which are beneficially owned by such stockholder; (C) the name and address, as they appear on the corporation's records, of the stockholder proposing such business, or the documents necessary to constitute the stockholder a stockholder of record of the stock beneficially owned; (D) a representation that the stock-holder is a holder of record of stock of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such business; (E) any material interest of the stockholder in such business. In the event the chairman presiding at the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Notwithstanding the foregoing provisions of this By-Law 5, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 5. Any action at an annual meeting to amend these By-Laws to eliminate or modify the procedures set forth in this By-Law 5 shall not operate to eliminate or modify such procedures with respect to any business proposed to be brought before such annual meeting.

        6. The holders of a majority of the common stock issued and outstanding, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

        7. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing by such stockholder or by his duly authorized attorney-in-fact. Each stockholder shall have one vote for each share of stock having voting power registered in the stockholder's name on the books of the corporation. In all elections for directors every stockholder having the right to vote at such elections shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected, or (unless no longer prescribed by the Nebraska Business Corporation Act) to cumulate said shares and give one candidate as many votes as the number of directors to be elected multiplied by the number his shares shall equal, or to distribute them upon the same principle among as many candidates as he shall think fit. Directors shall be elected in no other manner.

        In supplementation of By-Law 44, if the transfer books are not closed, the Board of Directors may fix in advance a date not exceeding fifty (50) and not less than fifteen (15) days prior to the date of any annual meeting of stockholders as the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting. In the event of any special meeting of stockholders called by the president/CEO of the corporation or by the Board of Directors, the Board of Directors may fix in advance a date not exceeding fifty (50) days and not less than fifteen (15) days prior to the date of such special meeting as the record date for the determination of stockholders entitled to notice of, and to vote at, such meeting. In the event of a special meeting of stockholders called by a stockholder or stockholders, as provided by By-Law 10, the Board of Directors may fix in advance a date not more than fifteen (15) days after the date the secretary of the corporation receives written notice of a call of a special meeting of stockholders, delivered by the person or persons entitled to call such a meeting, as the record date for the determination of stockholders entitled to notice of, or to vote at, such special meeting. If no record date is fixed by the Board of Directors, the date on which notice of the annual meeting or special meeting called by the president/CEO or the board is mailed or the date fifteen (15) days after the date of receipt by the secretary of notice of a special meeting of stockholders called by a stockholder or stockholders, as the case may be, shall be the record date for such determination of stockholders. In any case, the date of a special meeting of stockholders shall be a date not more than fifty (50) days and not less than forty-five
   (45) days after the record date for such meeting. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this By-Law 7, such determination shall apply to any adjournment thereof.

        8. Written notice of the annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of the corporation, at least ten (10) days prior to the meeting.

        9. A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of and number of shares held by each, shall be prepared by the secretary and filed in the corporation's principal office at least ten (10) days before the election, and shall at all times, during the usual hours for business during such ten (10) day period at the principal office, and during the whole time of said election at the place of election be open to the examination of any stockholder.

        10. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president/CEO or the Board of Directors, or by a stockholder or stockholders owning not less than twenty-five percent (25%) of the number of shares of common stock of the corporation issued and outstanding and entitled to vote at the meeting. Any stockholder or stockholders entitled to call a special meeting shall do so by delivering written notice to the secretary of the corporation stating that a special meeting has been called and certifying to facts establishing that the person or persons delivering the notice are entitled to call a special meeting. Such written notice shall state the purpose or purposes of the proposed meeting and shall state the information required in By-Law 5 as respects the business proposed to be transacted at the special meeting.

        11. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting delivered to the secretary of the corporation pursuant to By-Law 10 and in the notice of the meeting sent to stockholders pursuant to By-Law 12.

        12. Written notice stating the place, date, time and purpose or purposes for which the special meeting is called and, in the case of a special meeting called by a stockholder or stockholders as provided by By-Law 10 the information that would be required in the notice by the stockholder to the secretary of the corporation described in By-Law 5, shall be served upon or mailed to each stockholder entitled to vote at such special meeting at such address as appears on the stock books of the corporation not more than fifty (50) days and not less than ten (10) days before the date of the special meeting. Notwithstanding the foregoing provisions of this By-Law 12, a stockholder or stockholders calling a special meeting shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 12.

                                    DIRECTORS

        13(a). The number of directors which shall constitute the whole board shall be not less than twelve (12) or more than eighteen (18). The number of directors to serve during any year shall be fixed by resolution of the Board of Directors at its last regular meeting during the previous calendar year, but may also be fixed by resolution of the Board of Directors or the executive committee at a regular or special meeting of the board or executive committee held prior to the annual meeting of stockholders in the year of such annual meeting. In the event of failure of the board or executive committee to fix the number of directors at such meetings, the number shall be the same as last fixed by the Board of Directors. Nominations of directors to be elected may only be made by the Board of Directors, by any committee of the Board of Directors designated by the board to make such nominations, or by any stockholder of record entitled to vote generally in elections of directors where the stockholder complies with the requirements of this By-Law 13(a). Any stock-holder of record entitled to vote generally in elections of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States certified mail, postage prepaid, to the secretary of the corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than ninety (90) days in advance of such meeting; provided that if the annual meeting of stockholders is held earlier than the fourth (4th) Wednesday of April specified in By-Law 5, such notice must be given within ten (10) days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission or a press release to Dow Jones & Company or any similar service, of the earlier date of the annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors (including a meeting to remove directors and fill the vacancies thereby created or to fill vacancies caused by an increase in the number of directors), not later than the date on which the stockholder delivers his written notice to the secretary calling such special stockholders' meeting.

        Each such notice of director nominations given to the secretary shall set forth the following: (A) the class and number of shares of the corporation which are beneficially owned by the stockholder; (B) the name and address, as they appear on the corporation's records, of the stockholder who intends to make the nomination, or the documents necessary to constitute the stockholder a holder of record of the stock beneficially owned, and the name and residence address of the person or persons to be nominated; (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (E) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, pursuant to Schedule 14B under the Securities Exchange Act of 1934, as amended, including, but not limited to, any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; and (F) the written consent of each nominee to his or her nomination and willingness to serve as a director of the corporation if elected.

        No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth in this By-Law 13. In the event the chairman presiding at the stockholders' meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this By-Law 13, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-Law 13, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this By-Law 13. Any action at an annual or special meeting of stockholders to eliminate or modify the procedures set forth in this By-Law 13 shall not operate to eliminate or modify such procedures with respect to any proposed nomination at such annual or special meeting.

        13(b). The directors shall be divided into three classes. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the whole Board of Directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting in the year in which the director's term expires and until the director's successor shall be elected and qualified, subject however, to prior death, resignation, retirement, disqualification or removal from office.

        If the number of directors is changed, any increase or decrease shall be appropriated among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any director then in office. The termination of employment other than by retirement of any director who is an employee of the corporation shall be cause for disqualification from further board membership unless waived by the board.

        14. The directors may hold their meetings and keep the books of the corporation inside or outside of Nebraska at such places as they may from time to time determine.

        15. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal from office, or otherwise, a majority of the remaining directors (or the sole remaining director), though less than a quorum, shall appoint a successor, who shall hold office for the unexpired term of the director he or she succeeds. If there shall be no directors then in office, the stockholders shall be entitled to fill the vacancies on the Board of Directors.

        16. The property and business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                             COMMITTEES OF DIRECTORS

        17. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of three (3) or more of the directors and shall have such functions and responsibilities as the board shall prescribe in said
   resolution of appointment.   Such committee or committees shall have such
   name or names as may be determined from time to time by resolution of the board.

        There shall be an executive committee appointed annually by the board at its first meeting following the annual meeting of the stockholders in each year, consisting of not less than three (3) nor more than seven (7) of the directors as fixed by the board's resolution of appointment and shall include the president/CEO.

        The executive committee shall have and may exercise all powers of the Board of Directors when the Board is not in session. Meetings of the executive committee may be called by the president/CEO or a member of the committee upon at least two days' prior oral notice or written notice delivered personally or by facsimile transmission. At all meetings of the executive committee a majority of the number of directors as appointed to the committee by the Board of Directors shall constitute a quorum for the transaction of business.

        18. The committees shall keep regular minutes of their proceedings and report the same to the Board as required.

                            COMPENSATION OF DIRECTORS

        19. Directors shall receive such compensation for their services as may be determined by resolution of the Board from time to time and, in addition, a fixed sum and expenses of attendance, if any, at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        20. Members of special or standing committees may be allowed compensation for attending committee meetings as determined by the Board.

                              MEETINGS OF THE BOARD

        21. The first meeting of each Board of Directors with newly elected members shall be held at such place and time either within or without the State of Nebraska as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the members of the board in order to legally constitute the meeting; provided a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

        22. Regular meetings of the Board of Directors may be held without notice at such time and place either within or without the State of Nebraska as shall from time to time be determined by the Board.

        23. Special meetings of the Board of Directors may be called by the president/CEO on three (3) days' notice to each director by mail or forty-eight (48) hours' notice by personal delivery of written notice, by telegram or by facsimile transmission; special meetings shall be called by the president/CEO or secretary in like manner and on like notice on the written request of two directors. In all cases, notice shall be addressed or otherwise delivered to the director at the director's last known address.

        24. At all meetings of the Board attendance of a majority of directors in number shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-laws.

                                    OFFICERS

        25. The officers of the corporation shall be elected by the directors and shall be a president and chief executive officer (a/k/a president/CEO), one or more vice presidents, a secretary, a treasurer and a controller. The Board of Directors may also elect a chairman of the board, one or more presidents of operating divisions, an executive vice president or executive vice presidents, a chief financial officer, assistant secretaries, assistant treasurers and such other officers as it shall determine. Any two of the aforesaid offices, except those of president/CEO or division president and vice president, may be held by the same person.

        26. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a president/CEO, one or more vice presidents, a secretary, a treasurer, and a controller, and may also elect a chairman of the board and such other officers that it shall determine as are provided for in By-law 25, none of whom need to be a member of the board except for the president/CEO and the chairman and all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these By-laws and as shall be determined from time to time by the Board of Directors.

        27. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are prescribed in these By-laws and as shall be determined from time to time by the board.

        28. The compensation, if any, of all officers and agents of the corporation shall be fixed by the Board of Directors.

        29. The officers of the corporation shall hold office until their successors are elected and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed and his employment terminated at any time by the affirmative vote of a majority of the whole Board of Directors, and any officer may be removed and his employment terminated at any time by the president/CEO. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

        30. The president and chief executive officer (a/k/a president/CEO) shall be the chief executive officer of the corporation. He shall be a member of the executive committee and ex officio a member of all other committees of the board; he shall have responsibility for the general and active management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

        31. He shall execute conveyances of land, bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent of the corporation.

                              CHAIRMAN OF THE BOARD

        32. The Board of Directors may elect a chairman of the board. He shall preside at all meetings of the Board of Directors and stockholders and shall have such other duties and responsibilities in respect to the operations of the corporation as the board and the president/CEO may from time to time prescribe.

                               DIVISION PRESIDENTS

        33. The Board of Directors may elect one or more presidents of operating divisions of the corporation. Each such president shall be the chief operating officer of his division of the operations and business of the corporation and in such office shall have such duties and authority as would normally inhere to such office and as may be prescribed from time to time by the board and the president/CEO.

                            EXECUTIVE VICE PRESIDENT

        34. An executive vice president, when elected, shall in the absence or disability of the president/CEO perform the duties and exercise the powers of the president/CEO and shall perform such other duties as the Board of Directors and the president/CEO may from time to time prescribe.

                                 VICE PRESIDENTS

        35. The vice presidents in the order of their length of service shall in the absence or disability of the president/CEO or any previously-elected and serving executive vice president, perform the duties and exercise the powers of the president/CEO and shall perform such other duties as the Board of Directors, and the president/CEO may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

        36. The secretary shall attend all meetings of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the board when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors and the president/CEO, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

        37. The assistant secretaries in order of their length of service shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Directors, the president/CEO or the secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

        38. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

        39. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president/CEO and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer.

        40. If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

        41. The assistant treasurers in the order of their length of service shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the Board of Directors, the president/CEO or the treasurer may from time to time prescribe.

                                 THE CONTROLLER

        42. The controller shall be the chief accounting officer of the corporation and have full responsibility and control of the accounting department, which department shall include all accounting functions carried on in all of the corporation's offices, plants, branches and subsidiaries. As such he shall, subject to the approval of the Board of Directors, establish accounting policies. He shall standardize and coordinate accounting practices, supervise all accounting records and the preparation of all financial statements and tax returns. The controller shall also direct the internal auditing of the corporation and keep the Audit Committee of the Board of Directors and the president/CEO informed as to occurrences and procedures that may need their attention. He shall have such other powers and duties as, from time to time, may be prescribed by the Board of Directors and the president/CEO.

                              CERTIFICATES OF STOCK

        43. The certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation or the transfer agent and registrar of the corporation as they are issued. They shall exhibit the holder's name and number of shares held and shall be signed by the president/CEO, the chairman of the board, an executive vice president, or a vice president and the treasurer or an assistant treasurer and the secretary or an assistant secretary, and the seal of the corporation shall be affixed thereto; provided, however, that when any such certificate is countersigned by the secretary or an assistant secretary of the corporation, the signatures of the president/CEO, the chairman of the board, an executive vice president, or a vice president and the treasurer or an assistant treasurer and the seal of the corporation, may be facsimiles engraved, lithographed, stamped or printed.

        If any officer who has signed or whose facsimile signature has been used on any such certificate shall cease to be such officer of the corporation, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate when countersigned by the secretary or an assistant secretary of the corporation, shall nevertheless be as effective in all respects as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be an officer of the corporation.

                               TRANSFERS OF STOCK

        44. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                            CLOSING OF TRANSFER BOOKS

        45. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. If no record date is fixed by the Board of Directors, the date on which notice of any meeting of stockholders is mailed (except as provided in By-Law 7 as respects any special meeting of stockholders called by a stockholder or stockholders) seeking stockholder approval of any allotment of rights, any change or conversion or exchange of capital stock or other action requiring stockholder consent, or the date on which a resolution of the Board of Directors declaring such dividend is adopted, shall be the record date for such determination of stockholders.

        In any of such cases, only such stockholders as shall be stockholders of record on the date so fixed or determined shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed or determined as aforesaid.

                             REGISTERED STOCKHOLDERS

        46. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nebraska.

                                LOST CERTIFICATES

        47. The Board of Directors may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the earlier issued certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

                                     CHECKS

        48. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   FISCAL YEAR

        49. The fiscal year shall be the calendar year unless otherwise determined by the Board of Directors.

                                    DIVIDENDS

        50. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock.

        51. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                     NOTICES

        52. Whenever under the provisions of these By-laws notice is required to be given to any director or stockholder, it shall not be construed to require personal notice unless otherwise expressly required in these By-laws, but such notice may be given in writing, by mail, by depositing the same in the post office or letter box, in a postpaid sealed wrapper, addressed to such director or stockholder at such address as appears on the books of the corporation, or in default of such address, to such director or stockholder at the General Post Office in the City of Lincoln, Nebraska, and such notice shall be deemed to be given at the time when the same be thus mailed.

        53. Whenever any notice whatever is required to be given under the provisions of the Nebraska Business Corporation Act or under the provisions of the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the date the notice is required shall be deemed equivalent to the giving of such notice.

                                   AMENDMENTS

        54. These By-laws may be altered, amended or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of directors shall be made within sixty
   (60) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the election is held.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        55. (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request (whether formal or informal) of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request (whether formal or informal) of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        (c) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this By-law 55 or in defense of any claim, issue or matter therein, he or she shall be indemnified by the corporation, within ten (10) days of the corporation's receipt of his or her written request therefor, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection therewith.

        (d) Any indemnification under paragraphs (a) and (b) of this By-law 55, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this By-law 55. Such determination shall be made, within thirty (30) days of the corporation's receipt of the director's or officer's request for indemnification hereunder, by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or, if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the stockholders. Payment of indemnification, if any, to a director or officer shall be made by the corporation within ten (10) days after the determination set forth in the preceding sentence.

        (e) Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph (d) of this By-law 55 within ten (10) days after the corporation's receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this By-law 55.

        (f) For purposes of this By-law 55, (i) the corporation shall be deemed to have requested a director or officer to serve an employee benefit plan when the performance by him or her of his or her duties to the corporation also imposes duties on, or otherwise involves services by, him or her to the plan or participants or beneficiaries of the plan; (ii) the excise taxes assessed on a director or officer with respect to an employee benefit plan pursuant to applicable law shall be deemed fines; and (iii) action taken or omitted by a director or officer with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

        (g) This By-law 55 shall be deemed to be a contract between the corporation and each of its directors and officers and any repeal or other limitation of this By-law 55 shall not limit any rights to indemnification or the advance of expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification or advance of expenses for proceedings commenced after such repeal or limitation to enforce this By-law 55 with regard to acts, omissions or events arising prior to such repeal or limitation. The rights of a director or officer granted under this By-law 55 shall not be deemed exclusive of any other rights to indemnification or advance of expenses which the director or officer may be entitled to under any written agreement, board of directors' resolution, vote of stockholders or otherwise.

        (h) The terms and provisions of this By-law 55 shall continue as to each director and officer of the corporation subsequent to the date on which they are no longer such a director or officer and such terms and provisions shall inure to the benefit of the heirs, estate, personal representatives, executors and administrators of each director and officer and the successors and assigns of the corporation, including, without limitation, any successor to the corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the corporation.

        (i) In order for the corporation to obtain and retain qualified directors and officers, the foregoing provisions of this By-law 55 shall be liberally construed and administered in order to afford maximum indemnification of directors and officers and, accordingly, the indemnification rights provided for above shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy. If any provision of this By-law 55 shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this By-law 55 contravene public policy, this By-law 55 shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the corporation, to be modified, amended or limited, but only to the extent necessary to render the same valid and enforceable.